UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2020

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 6.00% Non-Cumulative Preferred Stock, Series C	SCHW PrC	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the recommendation of the Compensation Committee, on January 29, 2020, the Board of Directors of The Charles Schwab Corporation (CSC) approved the amendment and restatement of the 2013 Stock Incentive Plan(the Plan), subject to stockholder approval. At the Annual Meeting of Stockholders of CSC held on May 12, 2020, stockholders approved the Plan. The amendments, among other things:

•
Increase the annual non-employee director equity awards by $25,000 and change the awards granted to 40% stock options and 60% restricted stock units from 50% stock options and 50% restricted stock units.

A complete copy of the Plan is attached as Exhibit 10.410 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of CSC was held on May 12, 2020.

(b)
All nominees for directors were elected, and each nominee received more “for” votes than “against” votes cast for his election. The proposals for ratification of the selection of Deloitte & Touche LLP as CSC’s independent auditors, the advisory vote on named executive officer compensation, and the Plan were approved. The proposal to amend CSC’s Fourth Restated Bylaws to adopt a proxy access bylaw for director nominations by stockholders required the affirmative vote of 80% of total outstanding shares of CSC’s common stock and was not approved. The stockholder proposal requesting annual disclosure of EEO-1 data was not approved. The stockholder proposal requesting disclosure of lobbying policy, procedures and oversight; lobbying expenditures; and participation in organizations engaged in lobbying was not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) William S. Haraf	1,119,109,643	8,102,446	1,103,246	32,878,346
	(b) Frank C. Herringer	996,867,132	130,449,025	999,666	32,877,858
	(c) Roger O. Walther	1,033,582,399	93,783,908	949,028	32,878,346
2	Ratification of the selection of Deloitte & Touche LLP as independent auditors	1,096,472,871	64,004,707	715,615	488
3	Advisory vote to approve named executive officer compensation	1,054,477,932	71,837,867	1,999,536	32,878,346
4	Approve the 2013 Stock Incentive Plan as Amended and Restated	1,094,163,729	32,836,650	1,315,444	32,877,858
5	Approve the Amended and Restated Bylaws to adopt a proxy access bylaw for director nominations by stockholders	956,347,007	170,797,428	1,170,900	32,878,346
6	Stockholder Proposal requesting annual disclosure of EEO-1 data	475,848,080	641,159,628	11,307,627	32,878,346
7	Stockholder Proposal requesting disclosure of lobbying policy, procedures and oversight; lobbying expenditures; and participation in organizations engaged in lobbying	390,236,520	733,920,507	4,158,308	32,878,346

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.410	2013 Stock Incentive Plan, as amended and restated.
104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 15, 2020	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer